UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on March 18, 2013, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) approved the Liberty Property Trust 2013 Long-Term Incentive Plan (the “2013 Plan”), with the purpose of providing performance incentives to the named executive officers of the Company. The 2013 Plan is substantially similar in design to the Liberty Property Trust 2012 through 2008 Long-Term Incentive Plans, in that it provides for an annual aggregate award (each, an “Award”) composed of (i) a grant of performance-based restricted stock units (approximately two-thirds of the total targeted expected value of the Award), and (ii) a grant of stock options (approximately one-third of the total targeted expected value of the Award).  When the Company’s common shares of beneficial interest, $0.001 par value (the “Common Shares”), are issued with respect to the Awards they underlie, they will be issued under the Company’s Amended and Restated Share Incentive Plan (the “Share Incentive Plan”), and shall generally be subject to the terms and conditions of that plan.

The 2013 Plan is described below in more detail.

2013 Plan

Awards under the 2013 Plan will have the following general features:

Restricted Stock Units. A “restricted stock unit” (“RSU”) under the 2013 Plan consists of a legally-binding promise to pay the executive a certain number of the Common Shares at the end of the Award Period (as defined below), to the extent certain annual performance criteria are met or exceeded.

The RSUs shall be eligible to be earned over a three-year performance period (the “Award Period”), and shall be further subdivided into (i) a portion earned ratably over the Award Period on a year-by-year basis (each year constituting a related “Performance Period”), using a specific performance measure (the “First Portion”), and (ii) a portion earned over the full Award Period, using another specific performance measure (the “Second Portion”). Neither portion, however, would be payable until the end of the three-year Award Period. Any dividends that accumulate prior to the end of the Award Period will be paid if and when the related RSUs are redeemed and paid.

Under the 2013 Plan, the Committee has the ability to utilize a wide variety of performance measures on which to base each particular year’s grant of RSUs, and will act each year to designate the specific performance measures for that year. For the Awards granted under the 2013 Plan, as discussed more specifically below, these two measures are based, respectively, on the amount of the Company’s “funds from operations” (as adjusted if appropriate) (the “FFO Portion”) for the First Portion of the Award, and its total shareholder return (the “TSR Portion”) as compared to a relevant peer group for the Second Portion of the Award. The Committee has adopted a performance metrics schedule for the Awards to be granted under the 2013 Plan, listing the threshold at which the actual FFO Portion and TSR Portion will accrue, in relation to the specified target levels. These levels provide for specified awards upon attainment of stipulated percentages of the target level (and include a maximum number of Common Shares payable of 200% (272% for our Chief Executive Officer) of both the First Portion and the Second Portion), with the Committee retaining discretion to reduce the award from the prescribed level as it deems fit.

The RSUs that comprise the First Portion will be split into three equal pieces, corresponding to each of the three years in the relevant Award Period. Depending on how each year’s performance compares to target performance for that year using an annually-determined performance schedule, a portion of the related RSUs will be deemed earned for that year, and will be payable to the participant in Common Shares (under the terms of the Share Incentive Plan) at the end of the Award Period. The RSUs that comprise the Second Portion are eligible to be earned on the basis of total shareholder return for the relevant Award Period, using a performance schedule determined at the time of the award. The Second Portion will be deemed earned and payable to the participant in Common Shares (under the terms of the Share Incentive Plan) at the end of the Award Period.

If a recipient of an Award quits or is discharged for cause prior to the end of the Award Period, all RSUs will be forfeited, even if they have (in the case of the First Portion that accrues on a year-by-year basis) already been earned. If the recipient of an Award is, instead, terminated without cause, or terminates by reason of death, disability or “Retirement” (as defined in the Share Incentive Plan) prior to the end of the Award Period, the treatment of the RSUs shall be as set forth in the grant documents. The 2013 Plan also includes several common customary covenants, subject to the Committee’s discretion, that would trigger forfeiture of an Award.

Options.  Stock options granted under the 2013 Plan will be vested (and thus exercisable) solely on the basis of time and continued employment, with no regard to any performance criteria, at a rate of 20% of the total option component at the end of the first anniversary of the date of grant, 30% on the second anniversary, and the remainder on the third anniversary. In addition, they will become immediately vested and exercisable in full if the optionee ceases to be employed by, or provide services to, the Trust by reason of death or disability or, subject to a sliding scale, Retirement.  These terms and conditions are, generally, the terms and conditions that currently govern options granted to named executive officers as part of the Company’s LTI program, and thus do not represent a change in that component of the LTI program.

On March 18, 2013, the Committee made Awards under the 2013 Plan, such Awards to be granted as of the close of business on March 18, 2013.  The Awards consisted of the following:

Named Executive Officer	Number of Options(1)	Number of RSUs in First Portion/FFO Portion(2)	Number of RSUs in Second Portion/TSR Portion(3)
William P. Hankowsky	64,539	11,851	11,851
George J. Alburger, Jr.	28,481	5,230	5,230
Robert E. Fenza	26,108	4,794	4,794
James J. Bowes	23,056	4,234	4,234
Michael T. Hagan	23,056	4,234	4,234

(1)                                 The options have an exercise price of $39.59, the closing price of the Common Shares on the New York Stock Exchange on March 18, 2013, the date of grant.  The number of options was determined based on a per option value of $7.27, the Black-Scholes value of the option as of March 18, 2013.

(2)                                 As described above, the RSUs constituting the First Portion are split into three equal pieces, corresponding to each of the three years in the relevant Award Period. One-third of the RSUs may be earned with respect to each year in the Award Period, but will be payable to the participant at the end of the Award Period.

(3)                                 As described above, the RSUs constituting the Second Portion are eligible to be earned on the basis of TSR for the full Award Period, using a performance schedule determined at the time of the award. The determination of whether the Second Portion is earned and payable shall be made at the end of the Award Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

Dated: March 22, 2013